UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2019

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:         (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞       Written communications pursuant to Rule 425 under the Securities Act

⃞        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

⃞        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

⃞        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 1.01 Entry into a Material Definitive Agreement

StockCross Share Repurchase

On January 18, 2019, Muriel Siebert and Co., Inc., a Delaware corporation (“MSCO”), a wholly-owned subsidiary of Siebert Financial Corp., a New York corporation (NASDAQ: SIEB) (the “Company”), tZERO Group, Inc., a Delaware corporation (“tZERO”), and StockCross Financial Services, Inc., a Massachusetts corporation (“StockCross”), entered into a Stock Repurchase Agreement (the “Agreement”), pursuant to which MSCO and StockCross acquired (the “Acquisition”) from tZERO 922,875 and 553,725 shares, respectively (a total 1,476,600 shares of common stock of StockCross), for consideration of $3,665,625 and $2,199,375, respectively (a total of $5,865,000), paid in cash at the closing of the Acquisition.

The shares were previously acquired by tZERO in Q4 of 2017 from StockCross. According to a Schedule 13G filed February 16, 2018, tZERO is an owner of approximately 5% of the outstanding shares of the Company.

The Company’s board of directors unanimously approved the acquisition of 15% of the equity of StockCross.

StockCross is a clearing broker-dealer that has many business lines. StockCross serves as a clearing broker for MSCO, on a fully disclosed basis. The Company and StockCross are affiliated entities through common ownership.

According to a Schedule 13D filed December 28, 2018, Gloria E. Gebbia and other members of the Gebbia family control approximately 64% of the issued and outstanding common stock of the Company. Gloria E. Gebbia is a member of the Company’s Board of Directors and she, along with other members of the Gebbia family, control StockCross.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the disclosure regarding the Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 7.01. Regulation FD Disclosure.

On January 25, 2019, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

99.1	Stock Repurchase Agreement, dated as of January 18, 2019, by and among tZERO Group, Inc., StockCross Financial Services, Inc., and Muriel Siebert & Co., Inc.

99.2	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 25, 2019

By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer and Secretary